EXHIBIT 10.1

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                             LOAN PURCHASE AGREEMENT

                  THIS LOAN PURCHASE AGREEMENT, dated December 27, 2000, between DLJ Mortgage Capital, Inc., a Delaware corporation ("Assignor"), and DLJ Mortgage Acceptance Corp., a Delaware corporation ("Assignee"):

                  For and in consideration of the sale of the Loans from the Assignor to the Assignee on the date hereof, the Assignee shall pay to the Assignor on the date hereof by wire transfer of immediately available funds the net proceeds to the Assignee of the sale of the Notes, together with the Class CE Certificates, the parties hereto hereby agree as follows:

                  1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under those certain loans listed on Exhibit A attached hereto (the "Loans"). In addition, the Assignor has delivered to or at the direction of the Assignee the documents listed on Exhibit C.

                  2. The Assignor hereby warrants and represents to, and covenants with, the Assignee, as to each Loan, each of the representations, warranties and covenants set forth on Exhibit B attached hereto. Each representation and warranty is made only as of November 2, 2000 (the "Purchase Date") and not the date of this Loan Purchase Agreement (the "Assignment Date"), except where otherwise indicated in Exhibit B.

                  3. The Assignee warrants and represents to, and covenants with, the Assignor that:

                           a. The Assignee is a corporation duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Loans;

                           b. The Assignee has full corporate power and
authority to execute, deliver and perform under this Loan Purchase Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Loan Purchase Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Loan Purchase Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

                           c. To the best of Assignee's knowledge, no material
consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Loan Purchase Agreement, or the consummation by it of the transactions contemplated hereby;

                           d. The Assignee understands that the Loans have not
been registered under the 1933 Act or the securities laws of any state;




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                           e. The purchase price being paid by the Assignee for
the Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

                           f. The Assignee is acquiring the Loans for investment
for its own account only and not for any other person;

                           g. The Assignee considers itself a substantial,
sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Loans;

                           h. The Assignee has been furnished with all
information regarding the Loans that it has requested from the Assignor;

                           i. Neither the Assignee nor anyone acting on its
behalf has offered, transferred, pledged, sold or otherwise disposed of the Loans, an interest in the Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Loans, any interest in the Loans or any other similar security from, or otherwise approached or negotiated with respect to the Loans, any interest in the Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Loans under the 1933 Act or which would render the disposition of the Loans a violation of
Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Loans; and

                           j. Either: (1) the Assignee is not an employee
benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 as amended ("Code"), and the Assignee is not directly or indirectly purchasing the Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

                  4. Upon discovery by Assignor or upon notice from the Assignee, the Issuer, the Seller, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty set forth in Section 3 above which materially and adversely affects the interests of the Securityholders in any Loan, the Assignor shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Loan or a Related Document, either (A) repurchase such Loan from the Trust at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such Loan, in each case in the manner and subject to the conditions and limitations set forth below.

                  Upon discovery by the Assignor or upon notice from the Assignee, the Issuer, the Servicer, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty set forth in Exhibit B attached hereto pursuant to Section 2 above


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with respect to any Loan that materially and adversely affects the interests of the Securityholders or of the Assignee in such Loan (notice of which shall be given to the Assignee by the Assignor, if it discovers the same), notwithstanding the Assignor's lack of knowledge with respect to the substance of such representation and warranty, the Assignor shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach in all material respects or either (i) repurchase such Loan from the Trust at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Loans for such Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Loan repurchased by the Assignor shall be deposited or caused to be deposited by the Servicer in the Custodial Account maintained by it pursuant to Section 3.02 of the Servicing Agreement.

                  The Assignor may only substitute an Eligible Substitute Loan or Loans for a Deleted Loan pursuant to this Section 4 if the Assignor obtains an Opinion of Counsel generally to the effect that the substitution of an Eligible Substitute Loan or Loans for a Deleted Loan will not cause an entity level federal or state income tax to be imposed on the Trust. The Assignor shall also deliver to the applicable Custodian on behalf of the Trust, with respect to such Eligible Substitute Loan or Loans, the original Mortgage Note and all other documents and agreements as are required herein, with the Mortgage Note endorsed as required herein. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be part of the Trust and will be retained by the Servicer and remitted by the Servicer to the Assignor on the next succeeding Payment Date, provided that a payment at least equal to the applicable Monthly Payment has been received by the Trust, for such month in respect of the Deleted Loan. For the month of substitution, distributions to the Custodial Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Loan for such month and thereafter the Assignor shall be entitled to retain all amounts received in respect of such Deleted Loan. The Servicer shall amend or cause to be amended the Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans and the Servicer shall deliver the amended Loan Schedule to the Indenture Trustee. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Loan Purchase Agreement and the Servicing Agreement in all respects, and the Assignor shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein and set forth in paragraphs (b) through (qq) of Exhibit B attached hereto as of the date of substitution, and the Assignor shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Custodial Account in the month of substitution). The Assignor shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.

                  Upon receipt by the Indenture Trustee on behalf of the Trust and the applicable Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Mortgage File) and deposit of any applicable Substitution Adjustment Amount as provided above, the applicable Custodian, on behalf of the Indenture Trustee shall release to the Assignor the related


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Mortgage File for the Loan being repurchased or substituted for and the
Indenture Trustee on behalf of the Trust shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Assignor or its designee such Loan released pursuant hereto and thereafter such Loan shall not be an asset of the Trust.

                  It is understood and agreed that the obligation of the Assignor to cure any breach, or to repurchase or substitute for, any Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Assignee, the Servicer, the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Assignor.

                  It is understood and agreed that the representations and warranties set forth in Section 3 above and Exhibit B attached hereto pursuant to Section 2 shall survive delivery of the respective Mortgage Files to the Indenture Trustee or the applicable Custodian.

                  5. For all purposes of this Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture, dated December 27, 2000 (the "Indenture"), between DLJ ABS Trust 2000-6, as issuer, and The Chase Manhattan Bank, as indenture trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                  "30-59 Days Delinquent Loan": A Loan that is 30 days or greater and 59 days or less delinquent as of the Cut-off Date and is indicated as such on the Loan Schedule.

                  "60-89 Days Delinquent Loan": A Loan that is 60 days or greater and 89 days or less delinquent as of the Cut-off Date and is indicated as such on the Loan Schedule.

                  "Appraised Value": With respect to each Loan, the market value of the related Mortgaged Property as determined by the originator of such Loan at the time of origination of such Loan.

                  "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Assignee.

                  "Balloon Loan": Any Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its maturity date.

                  "Current Loan": A Loan that is less than 30 days delinquent as of the Cut-off Date and is indicated as such on the Loan Schedule.

                  "Cut-off Date":  December 1, 2000.


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                  "Due Date": The day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

                  "Fannie Mae": Fannie Mae, f/k/a the Federal National Mortgage Association, or any successor thereto.

                  "First Lien Loan": Any Loan secured by a first lien Mortgage on the related Mortgaged Property.

                  "Freddie Mac": Freddie Mac, f/k/a, the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Loan Schedule": The schedule of Loans, attached hereto as Exhibit A, setting forth the following information with respect to each Loan:
(1) the Assignor's Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state; (4) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (5) with respect to First Lien Loans, the LTV and with respect to Second Lien Loans and Third Lien Loans, the Combined Loan-to-Value Ratio; (6) the Mortgage Interest Rate as of the Cut-off Date; (7) the day of each month in which the Due Date is scheduled to occur; (8) the stated maturity date; (9) the amount of the Monthly Payment as of the Cut-off Date; (10) a code indicating whether the Loan is in bankruptcy or foreclosure as of the Cut-off Date; (11) the last payment date on which a monthly payment was made as of the Cut-off Date; (12) the original principal amount of the Loan; (13) the principal balance of the Loan as of the close of business on the Cut-off Date, after deduction of payments of principal collected before the Cut-off Date; (14) a code indicating whether the Loan is a First Lien Loan, a Second Lien Loan or a Third Lien Loan;
(15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take out refinance); (16) the FICO score of the related Mortgagor at the time of origination; (17) the servicing fee rate that is payable to the applicable Servicer as of the Cut-off Date; (18) a code indicating as of the Cut-off Date whether the Loan is a Current Loan, 30-59 Days Delinquent Loan, 60-89 Days Delinquent Loan or 90+ Days Delinquent Loan; (19) a code indicating whether the Loan is a Balloon Loan; (20) the debt-to-income ratio of the related Mortgagor at the time of origination; and (21) a code indicating the Servicer of the Loan as of the Purchase Date.

                  "Combined Loan-to-Value Ratio": As of any date and as to any Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property as of the origination of the Loan.

                  "Loan-to-Value Ratio" or "LTV": With respect to any Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.



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                  "Monthly Payment": The scheduled monthly payment of principal and interest on a Loan.

                  "Mortgage": The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, a second lien, in the case of a Second Lien Loan, or a third lien, in the case of a Third Lien Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Loan, a second lien, in the case of a Second Lien Loan, or a third lien, in the case of a Third Lien Loan, upon a leasehold estate of the Mortgagor.

                  "Mortgage File": The items pertaining to a particular Loan referred to in Exhibit C annexed hereto.

                  "Mortgage Interest Rate": The annual rate of interest borne on a Mortgage Note with respect to each Loan.

                  "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  "Mortgaged Property": The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Second Lien Loan": A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

                  "Servicer": With respect to any Loan, the servicer responsible for servicing such Loan on behalf of the Assignor as of the Purchase Date.

                  "Third Lien Loan": A Loan secured by a third lien Mortgage on the related Mortgaged Property.



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                  IN WITNESS WHEREOF, the parties have caused this Loan Purchase
Agreement to be executed by their duly authorized officers as of the date first above written.

                                           DLJ MORTGAGE CAPITAL, INC.
                                           as Assignor


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           DLJ MORTGAGE ACCEPTANCE CORP.
                                           as Assignee


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:



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                                    EXHIBIT A

                                  LOAN SCHEDULE

                                    EXHIBIT B

           WARRANTIES, REPRESENTATIONS AND COVENANTS OF ASSIGNOR WITH
                                RESPECT TO LOANS

         (a) The information pertaining to each Loan set forth in the Loan Schedule was true and correct in all material respects as of the Assignment Date [or December 1, 2000];

         (b) The terms of the Mortgage Note and the related Mortgage contain the entire agreement of the parties thereto and have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the related Mortgage File and recorded, if necessary, to maintain the lien priority of the related Mortgage; no instrument of waiver, alteration, expansion or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the related Mortgage File and the payment terms of which are reflected in the Loan Schedule;

         (c) The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (d) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Loan have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

         (e) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Loan to be in default, nor has the Assignor waived any default resulting from any action or inaction by the Mortgagor;

         (f) The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan), second lien (with respect to a Second Lien Loan) or third lien (with respect to a Third Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

                  (i) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

                  (ii) with respect to a Third Lien Loan only, the liens of the first and second mortgages on the Mortgaged Property;



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                  (iii) the lien of current real property taxes and assessments not yet due and payable;

                  (iv) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Loan and (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (v) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien
Loan), second lien (with respect to a Second Lien Loan) or third lien (with respect to a Third Lien Loan) and first priority (with respect to a First Lien
Loan), second priority (with respect to a Second Lien Loan) or third priority (with respect to a Third Lien Loan) security interest on the property described therein and the Assignor has full right to sell and assign the same to the Assignee;

         (g) Each related Mortgage is a valid, subsisting and enforceable first lien (with respect to a First Lien Loan), second lien (with respect to a Second Lien Loan) or third lien (with respect to a Third Lien Loan) on the related Mortgaged Property, including the land and all buildings on the Mortgaged Property. The Mortgage Note and any related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity;

         (h) As of the Assignment Date, immediately prior to the sale, transfer and assignment to the Assignee, the Assignor has good and indefeasible legal title to the Loan, the related Mortgage Note and any related Mortgage and the full right to transfer such Loan, the related Mortgage Note and any related Mortgage, and the Assignor has been the sole owner thereof, subject to no liens, pledges, charges, mortgages, encumbrances or rights of others, except for such liens as will be released simultaneously with the transfer and assignment of the Loans to the Assignee (and the related Mortgage File will contain no evidence inconsistent with the foregoing); and immediately upon the sale, transfer and assignment contemplated hereby, the Assignee will hold good title to, and be the sole owner of each Loan, the related Mortgage Note and any related Mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others;

         (i) Except for those Loans identified on the Loan Schedule as being (i) a 30-59 Days Delinquent Loan, (ii) a 60-89 Days Delinquent Loan, (iii) a 90+ Days Delinquent Loan, and (iv) in "foreclosure" or "bankruptcy", as of the Purchase Date there is no default, breach, violation or event known to the Assignor under the Mortgage or the Mortgage Note which would permit acceleration and there is no event known to the Assignor which, with the passage of time or with notice and the


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expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Assignor nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

         (j) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

         (k) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (f) above;

         (l) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or a valid substitution of trustee has been recorded, and no extraordinary fees or expenses are or will become payable by the Assignee to the trustee under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the Mortgagor;

         (m) The Assignor has no knowledge of any circumstances or conditions not reflected in the representations set forth herein, or in the Loan Schedule, or in the related Mortgage File with respect to the related Mortgage, the related Mortgaged Property or the Mortgagor which could reasonably be expected to materially and adversely affect the value of the related Mortgaged Property or the marketability of the Loan;

         (n) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered on the Assignment Date under this Agreement have been delivered to the Assignee or its designee;

         (o) Each Mortgaged Property is improved by a residential dwelling and is not an Loan in respect of a manufactured home or mobile home or the land on which a manufactured home or mobile home has been placed, unless such manufactured home or mobile home is treated as real property under applicable law;

         (p) The Loan has been closed and the proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (q) There is no obligation on the part of the Assignor or any other person other than the Mortgagor to make payments with respect to the Loan;

         (r) As of the Purchase Date, each Mortgaged Property (including each residential


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dwelling improvement thereon) is free of damage which materially and adversely affects the value thereof and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property;

         (s) As of the Purchase Date and except as set forth on the Loan Schedule, no Loan is the subject of any foreclosure proceedings;

         (t) As of the Purchase Date and except as set forth on the Loan Schedule, no Mortgagor is a debtor under proceedings under the United States Bankruptcy Code, and no Mortgagor has defaulted in payments on a Loan after the filing of such bankruptcy case, whether under a plan of reorganization or otherwise;

         (u) The Assignor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         (v) With respect to any Loan, to the best of the Assignor's knowledge, the related Mortgaged Property is free from any and all toxic and hazardous substances and there exists no violation of any environmental law, rule or regulation (whether local, state or federal) in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Assignor has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the Assignor's best knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

         (w) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

         (x) With respect to each Loan that is not a first lien mortgage loan, either (i) no consent for the Loan was required by the holder of the related first lien mortgage or (ii) such consent has been obtained and has been delivered to the Assignee or its designee;

         (y) Each Loan is a home improvement loan for goods or services, a debt consolidation loan or a home equity loan;

         (z) To the best of the Assignor's knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged




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


Property is in violation of any applicable zoning law or regulation;

         (aa) The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Assignor, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature;

         (bb) Except for those Loans that are Second Lien Loans or Third Lien Loans and identified on the Loan Schedule as being (i) a 30-59 Days Delinquent Loan, (ii) a 60-89 Days Delinquent Loan, (iii) a 90+ Days Delinquent Loan, and
(iv) in "foreclosure" or "bankruptcy", all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Assignor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         (cc) All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (B) not doing business in such state;

         (dd) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (ee) Principal payments on the Loan commenced no more than sixty days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate is set forth on the Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date (except for those Loans set forth as Balloon Loans on the Loan Schedule), over an original term of not more than thirty years from commencement of amortization. Interest on each Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

         (ff) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (gg) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or Freddie Mac or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae or Freddie Mac. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct;

         (hh) The Mortgagor has not notified the Assignor or the applicable Servicer, and the Assignor has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (ii) No Loan was made in connection with the construction of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

         (jj) Except as set forth on the Loan Schedule, the Assignor has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Loan;

         (kk) Except with respect to any Mortgage identified on the Loan Schedule as being in "foreclosure", "bankruptcy", or a "90+ Days Delinquent Loan" and with respect to any Second Lien Loan, the Assignor has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

         (ll) With respect to all Loans subject to an Assigned Agreement pursuant to which the Assignor acquired such Loan, such Loan was originated in accordance with the underwriting guidelines referenced in and attached to such Assigned Agreement;

         (mm) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

         (nn) The origination and collection practices with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Loan has been serviced by the Assignor and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the Assignor and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits, or escrow payments or other charges or payments due the Assignor have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or escrow payments are being held by the Assignor for any work on a Mortgaged Property which has not been completed;

         (oo) There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (pp) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan or in the application of any insurance in relation to such Loan; and

         (qq) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                                    EXHIBIT C

                         CONTENTS OF EACH MORTGAGE FILE

         With respect to each Loan, the Mortgage File shall include each of the following items, which shall be delivered to the Assignee or its designee pursuant to the Loan Purchase Agreement to which this Exhibit is attached:

         1. The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the originator of the related Loan (the "Originator") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Loan was acquired by the Originator in a merger, the endorsement must be by "[Originator], successor by merger to [name of predecessor]". If the Loan was acquired or originated by the Originator while doing business under another name, the endorsement must be by "[Originator], formerly known as [previous name]";

         2. The original Mortgage, with evidence of recording thereon. If in connection with any Loan, the Assignor cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Assignment Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Assignor shall deliver or cause to be delivered to the Assignee or its designee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of the Originator stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Assignee upon receipt thereof by the Originator; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

         3. The originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

         4. The original Assignment of Mortgage for each Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Assignee. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Assignee. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Loan was acquired by the Originator in a merger, the Assignment of Mortgage must be made by "[Originator], successor by merger to [name of predecessor]". If the Loan was acquired or originated by the Originator while doing business under another name, the Assignment of Mortgage must be by "[Originator], formerly known as [previous name]";

         5. The originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Assignor shall deliver or cause to be delivered to the Assignee, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of the Originator stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Assignee upon receipt thereof by the Originator; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment; and

         6. The originals of any powers of attorney, if applicable.



                                       C-2